UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Soliciting Material Pursuant to §240.14a-12

PEABODY ENERGY CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SPECIAL MEETING OF SHAREHOLDERS

To be Held on September 16, 2015

August [•], 2015

Dear Shareholder:

You are cordially invited to attend the Special Meeting of Shareholders (the “Special Meeting”) of Peabody Energy Corporation (the “Company”), which will be held on Wednesday, September 16, 2015, at 1:00 p.m., Eastern Time, at Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York City, New York.

During this meeting, shareholders will vote on the following items:

1.

An amendment to our Third Amended and Restated Certificate of Incorporation to (i) effect a reverse stock split of our common stock at a ratio determined by our Board of Directors (or any authorized committee of the Board) from five designated alternatives and, (ii) if and when the reverse stock split is effected, reduce the number of authorized shares of our common stock by the approved reverse split ratio; and

2.

The adjournment of the Special Meeting from time to time, if necessary or advisable (as determined by the Company) to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the above proposal.

The accompanying Notice of Special Meeting of Shareholders and Special Meeting Proxy Statement contain complete details on these items and other matters.

Your understanding of, and participation in, the Special Meeting is important, regardless of the number of shares you hold. To ensure your representation, we encourage you vote your shares as soon as possible.

Thank you for your continued support of Peabody Energy. We look forward to seeing you on September 16th.

Sincerely,
Glenn L. Kellow President and Chief Executive Officer

PEABODY ENERGY Peabody Plaza 701 Market Street St. Louis, MO 63101-1826

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Peabody Energy Corporation (the “Company”) will hold a Special Meeting of Shareholders (the “Special Meeting”) at Simpson Thacher & Bartlett, LLP, 425 Lexington Avenue, New York City, New York on Wednesday, September 16, 2015, at 1:00 p.m., Eastern Time, to:

1.

Approve and adopt an amendment to our Third Amended and Restated Certificate of Incorporation to (i) effect a reverse stock split of our common stock at a ratio determined by our Board of Directors (or any authorized committee of the Board) from five designated alternatives and, (ii) if and when the reverse stock split is effected, reduce the number of authorized shares of our common stock by the approved reverse split ratio; and

2.

Approve the adjournment of the Special Meeting from time to time, if necessary or advisable (as determined by the Company), to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve and adopt the above proposal.

August 10, 2015 is the record date for determining shareholders who will be entitled to receive notice of and vote at the Special Meeting and at any adjournments or postponements thereof. Each share of our common stock is entitled to one vote. As of the record date, there were [●] shares of our common stock outstanding.

If you are the registered owner of shares of our common stock as of August 10, 2015, you may vote those shares by attending the Special Meeting and voting in person. If you received your proxy materials by mail, you may also vote your shares by completing and mailing your proxy card/voting instruction form.

Your vote is important. Whether or not you plan to attend the Special Meeting, please cast your vote by telephone or Internet or complete, date and sign a proxy card/voting instruction form and return it in the envelope provided.

Bryan L. Sutter

Vice President & General Counsel – Acting Chief

Legal Officer and Secretary

August [●], 2015

IMPORTANT INFORMATION IF YOU PLAN TO ATTEND THE SPECIAL MEETING:

An admission card or other proof of ownership, together with valid government-issued photo identification such as a driver’s license or passport, is required to attend the Special Meeting. If you are a shareholder of record, please retain the admission card printed on your proxy card for this purpose. Also, please indicate your intention to attend the Special Meeting by checking the appropriate box on the proxy card, or, if voting by the Internet or by telephone, when prompted. If your shares are held by a bank or broker, you will need to ask that record holder for an admission card in the form of a confirmation of beneficial ownership. If you do not receive a confirmation of beneficial ownership or other admission card from your bank or broker, you must bring proof of share ownership (such as a copy of your most recent brokerage statement) to the Special Meeting.

Proposal 2: Approval of Adjournment of Special Meeting	14

Other Matters	15

Solicitation of Proxies	15

Householding of Proxies	15

Shareholder Proposals for the 2016 Annual Meeting	15

Annex A	A-1

i

SPECIAL MEETING PROXY STATEMENT

GENERAL INFORMATION

This Special Meeting Proxy Statement (“Proxy Statement”) is furnished to shareholders of Peabody Energy Corporation, a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors (the “Board”) for use at the Company’s Special Meeting of Shareholders (the “Special Meeting”) to be held on Wednesday, September 16, 2015 at 1:00 p.m. Eastern Time at Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York City, New York, and at any adjournments or postponements thereof. The proxy materials, including this Proxy Statement and the proxy card or voting instructions, are first being distributed and made available on or about August [●], 2015.

As stated in the accompanying Notice of Special Meeting of Shareholders, we will hold the Special Meeting to:

•

approve and adopt an amendment to our Third Amended and Restated Certificate of Incorporation to (i) effect a reverse stock split of our common stock at a ratio determined by the Board (or any authorized committee of the Board) from five designated alternatives and, (ii) if and when the reverse stock split is effected, reduce the number of authorized shares of our common stock by the approved reverse split ratio; and

•

to approve the adjournment of the Special Meeting from time to time, if necessary or advisable (as determined by the Company), to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve and adopt the above proposal.

Our By-Laws provide that only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on September 16, 2015: This Proxy Statement is available at: www.proxyvote.com.

You may vote your shares prior to the Special Meeting by following the instructions provided in this Proxy Statement and the enclosed proxy card.

The record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting is the close of business on August 10, 2015. On that date, there were [●] outstanding shares of common stock of the Company, par value $.01 per share (“Common Stock”). Each outstanding share of Common Stock on the record date is entitled to one vote on each Proposal listed in this Proxy Statement.

VOTING INSTRUCTIONS

If you are a shareholder of record or hold Common Stock through the Peabody Investments Corp. Employee Retirement Account (or any of the other 401(k) plans sponsored by our subsidiaries), you may vote using any of the following methods:

•	Via the Internet, by visiting the website “www.proxyvote.com” and following the instructions for Internet voting on your proxy card/voting instruction form;

•	By dialing 1-800-690-6903 and following the instructions for telephone voting on your proxy card/voting instruction form;

•	By completing and mailing your proxy card/voting instruction form; or

•	By casting your vote in person at the Special Meeting.

If you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The telephone and Internet voting facilities for the shareholders of record of all shares, other than those held in the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries), will close at 11:59 p.m. Eastern Time on September 15, 2015. The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.

If you participate in the Peabody Energy Stock Fund under the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries), and had shares of Common Stock credited in your account as of the record date, you will receive a proxy card/voting instruction form with respect to all shares registered in your name, whether inside or outside of the plan. If your accounts inside and outside of the plan are not registered in the same name, you will receive a separate proxy card/voting instruction form with respect to the shares credited in your plan account. Voting instructions regarding plan shares must be received by 11:59 p.m. Eastern Time on September 13, 2015, and all telephone and Internet voting facilities with respect to plan shares will close at that time.

Shares of Common Stock in the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries) will be voted by Vanguard Fiduciary Trust Company (“Vanguard”), as trustee of the plan. Plan participants should provide their voting instructions to Vanguard for each action to be taken under proxy by Internet or telephone, or by completing and returning a proxy card/voting instruction form. All voting instructions from plan participants will be kept confidential. If a plan participant fails to sign or to timely return the proxy card/voting instruction form or otherwise timely provide his or her instructions by telephone or over the Internet, the shares allocated to such participant, together with unallocated shares, will be voted in the same proportion as plan shares for which Vanguard receives voting instructions.

If you vote by Internet or telephone, or return your signed proxy card/voting instruction form, your shares will be voted as you indicate. If you sign and return but provide no voting instructions on your proxy card/voting instruction form, your shares will be voted “FOR” Proposal 1 and “FOR” Proposal 2. If you do not return your proxy card/voting instruction form or do not vote by Internet or telephone, your shares will not be voted unless you attend the Special Meeting and vote in person.

If your shares are held in a brokerage account in your broker’s name (also known as “street name”), you should follow the instructions for voting provided by your broker or nominee. You may submit voting instructions by Internet or telephone or, if you received your proxy materials by mail, you may complete and mail a proxy card/voting instruction form to your broker or nominee. If you provide specific voting instructions by telephone, Internet or mail, your broker or nominee will vote your shares as you have directed. Please note that shares in our U.S. Employee Stock Purchase Plan are held in street name by Computershare Ltd., the plan administrator.

Ballots will be provided during the Special Meeting to anyone who wants to vote in person at the meeting. If you hold shares in street name, you must request a confirmation of beneficial ownership from your broker or nominee to vote in person at the meeting.

If you receive more than one proxy card or voting instruction form, it means your shares are registered differently or are held in more than one account at the transfer agent and/or with banks or brokers.

We strongly encourage you to submit your proxy and exercise your right to vote as a shareholder. Please vote all of your shares.

CHANGING A PRIOR VOTE OR REVOKING A PROXY

If you are a shareholder of record, you can change your vote or revoke your proxy before the Special Meeting by:

•	Submitting a valid, later-dated proxy card/voting instruction form;

•	Submitting a valid, subsequent vote by telephone or the Internet at any time prior to 11:59 p.m. Eastern Time on September 15, 2015;

•	Notifying our Corporate Secretary in writing that you have revoked your proxy; or

•	Completing a written ballot at the Special Meeting.

You can revoke your voting instructions with respect to shares held in the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries) at any time prior to

11:59 p.m. Eastern Time on September 13, 2015 by timely delivery of an Internet or telephone vote, or a properly executed, later-dated proxy card/voting instruction form, or by delivering a written revocation of your voting instructions to Vanguard.

If your shares are held in a brokerage account in your broker’s or nominee’s name, you should follow the instructions for changing or revoking your vote provided by your broker or nominee.

VOTES REQUIRED FOR APPROVAL

Votes Required

Each outstanding share of Common Stock is entitled to one vote on each of Proposal 1 and Proposal 2.

Approval of Proposal 1 - the approval and adoption of an amendment to the Third Amended and Restated Certificate of Incorporation to (i) effect a reverse stock split of our Common Stock at a ratio determined by the Board (or any authorized committee of the Board) from five designated alternatives and, (ii) if and when the reverse stock split is effected, reduce the number of authorized shares of our Common Stock by the approved reverse split ratio, will require the affirmative vote of a majority of the outstanding shares of our Common Stock.

Approval of Proposal 2 - the adjournment of the Special Meeting from time to time, if necessary or advisable (as determined by the Company), to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve and adopt Proposal 1 set forth in this Proxy Statement, will require the affirmative vote of a majority of the outstanding shares of our Common Stock, present in person or represented by proxy at the Special Meeting whether or not a quorum is present.

Discretionary Voting of Shares Held in Street Name

If your shares of Common Stock are held in street name through a broker, bank, or other holder of record, you will receive information from the record holder describing how to instruct the record holder to vote your shares.

We believe that your broker, bank, or other record holder may be able to vote your street name shares on Proposal 1 - the approval and adoption of an amendment to our restated certificate of incorporation to effect a reverse split of our Common Stock and if and when the reverse stock split is effected, reduce the number of authorized shares of our Common Stock, and Proposal 2 – the adjournment of the Special Meeting in their discretion if you do not give them voting instructions. See “Quorum Required; “Broker Non-Votes” and Abstentions” below.

Quorum Required; “Broker Non-Votes” and Abstentions

Quorum Required. In accordance with our By-Laws, the holders of a majority of the total number of shares issued and outstanding, present in person or by proxy, shall constitute a quorum for the transaction of business. Under Delaware law, abstentions and any “broker non-votes” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Special Meeting.

Broker Non-Votes. If your broker holds your shares in its name and cannot vote your shares on a particular matter because the broker does not have instructions from you or discretionary voting authority on that matter, this is referred to as a “broker non-vote.” As noted above, we believe that your broker may be entitled to vote your shares without your instructions on Proposal 1 and Proposal 2.

Effects of “Broker Non-Votes” and Abstentions: For Proposal 1, which requires the affirmative vote of a majority of the outstanding shares of our Common Stock, abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” Proposal 1. For Proposal 2, which requires the affirmative vote of a majority of the outstanding shares of our Common Stock, present in person or represented by proxy at the Special Meeting, abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” Proposal 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth the number of shares of our Common Stock owned beneficially as of July 1, 2015 (unless another date is specified by footnote below) by (1) each Director of the Company, (2) each named executive officer of the Company and (3) all current Directors and current executive officers of the Company as a group:

Name and Address of Beneficial Owner(1)	Ownership(2)(3)(4)	Class(5)
Gregory H. Boyce	1,608,971	*%
William A. Coley	34,808	*
Michael C. Crews (6)	295,903	*
William E. James	35,271	*
Robert B. Karn III	39,405	*
Glenn L. Kellow	207,380	*
Henry E. Lentz	22,017	*
Robert A. Malone	30,653	*
Charles F. Meintjes	172,138	*
William C. Rusnack	31,377	*
Amy B. Schwetz (7)	46,777	*
Michael W. Sutherlin	5,000	*
John F. Turner	23,440	*
Sandra A. Van Trease	31,179	*
Kemal Williamson	270,897	*
Heather A. Wilson	-	*
All directors and executive officers as a group (21 people)	3,530,452	1.27%

(1)	The address for all officers and directors listed is c/o Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101.
(2)

Beneficial ownership is determined in accordance with U.S. Securities and Exchange Commission (“SEC”) rules and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned.

(3)

Includes shares issuable pursuant to stock options exercisable within 60 days after July 1, 2015, as follows: Mr. Boyce, 1,114,404; Mr. Coley, 5,247; Mr. Crews, 156,513; Mr. James, 5,247; Mr. Karn, 5,247; Mr. Kellow, 87,065; Mr. Lentz, 5,247; Mr. Meintjes, 15,594; Mr. Rusnack, 5,247; Mr. Turner, 7,413; Ms. Van Trease, 5,247; Mr. Williamson, 186,018; and all directors and executive officers as a group, 1,849,912. Also includes restricted stock that remains unvested as of July 1, 2015 as follows: Mr. Boyce, 142,576; Mr. Crews, 43,605; Mr. Kellow, 96,899; Mr. Meintjes, 103,676; Ms. Schwetz, 39,360; Mr. Williamson, 32,300; and all directors and executive officers as a group, 647,587.

(4)

Excludes deferred stock units held by our non-employee directors as of July 1, 2015, as follows: Mr. Coley, 28,480; Mr. James, 28,480; Mr. Karn, 31,890; Mr. Lentz, 29,915; Mr. Malone, 28,480; Mr. Rusnack, 28,480; Mr. Sutherlin, 24,178; Mr. Turner, 28,480; Ms. Van Trease, 31,833; Dr. Wilson, 27,138; and all directors and executive officers as a group, 287,354. Also excludes restricted stock units as of July 1, 2015 as follows: Mr. Boyce, 101,027; Mr. Kellow, 110,803; and all directors and executive officers as a group, 266,376.

(5)

Applicable percentage ownership is based on 278,353,588 shares of Common Stock outstanding at July 1, 2015. An asterisk (*) indicates that the applicable person beneficially owns less than one percent of the outstanding shares.

(6)	Mr. Crews resigned from the Company effective July 31, 2015.
(7)	Ms. Schwetz was appointed Executive Vice President and Chief Financial Officer effective July 1, 2015.

Other Security Holders

The following table sets forth information (as of the date indicated) as to all persons or groups known to the Company to be beneficial owners of more than 5% of our issued and outstanding Common Stock:

Name and Address of Beneficial Owner	Ownership(1)	Class(2)
FMR LLC(3) 245 Summer Street Boston, MA 02210	22,667,293	8.14%
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10022	17,910,895	6.43%
The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	16,271,081	5.85%
Balyasny Asset Management L.P.(6) 181 West Madison, Suite 3600 Chicago, IL 60602	14,028,694	5.04%

(1)

Beneficial ownership is determined in accordance with SEC rules and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons and entities named in the table have sole voting and dispositive power with respect to all shares beneficially owned.

(2)	Applicable percentage ownership is based on 278,353,588 shares of Common Stock outstanding at July 1, 2015.
(3)

The number of shares is based on a Schedule 13G/A filed with the SEC on February 13, 2015 by FMR LLC in which it reported sole voting power as to 22,667,293 shares and sole dispositive power as to 22,667,293 shares as of December 31, 2014.

(4)

The number of shares is based on a Schedule 13G/A filed with the SEC on January 29, 2015 by BlackRock, Inc., in which it reported sole voting power as to 16,842,297 shares and sole dispositive power as to 17,910,895 shares as of December 31, 2014.

(5)

The number of shares is based on a Schedule 13G/A filed with the SEC on February 11, 2015 by The Vanguard Group in which it reported sole voting power as to 180,246 shares, sole dispositive power as to 16,112,935 shares and shared dispositive power as to 158,146 shares as of December 31, 2014.

(6)

The number of shares is based on a Schedule 13G filed with the SEC on February 9, 2015 by Balyasny Asset Management L.P., in its capacity as investment manager for certain of its affiliates, and its sole managing member in which they reported sole voting and dispositive power as to 14,028,694 shares as of December 31, 2014.

PROPOSAL 1: APPROVAL AND ADOPTION OF AMENDMENT TO THIRD AMENDED AND

RESTATED CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT AND

AUTHORIZED SHARE DECREASE

The first proposal to be voted on is approval and adoption of a series of five alternative amendments of the Third Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split (as defined below) of our Common Stock at any time prior to September 30, 2016 and, if and when the Reverse Stock Split is effected, to contemporaneously amend our Third Amended and Restated Certificate of Incorporation to correspondingly decrease the number of authorized shares of our Common Stock.

On July 27, 2015, the Board adopted resolutions (1) approving and declaring advisable a series of five alternative amendments of our Third Amended and Restated Certificate of Incorporation to effect, at the discretion of the Board (or any authorized committee of the Board), a reverse stock split at one of five reverse stock split ratios, 1-for-8, 1-for-10, 1-for-12, 1-for-15 or 1-for-20 (each of which is referred to in this Proxy Statement as a “Reverse Stock Split”), and contemporaneously with such reverse stock split, to effect a corresponding reduction in the number of authorized shares of Common Stock from 800,000,000 to 100,000,000, 80,000,000, 66,666,667, 53,333,333 or 40,000,000, respectively (the Reverse Stock Splits and corresponding reductions in the number of authorized shares are collectively referred to as the “Reverse Stock Split Amendments”), (2) directing that the Reverse Stock Split Amendments be submitted to the holders of our Common Stock for their approval and adoptions, and (3) recommending that the holders of our Common Stock approve and adopt the Reverse Stock Split Amendments.

The actual number of authorized shares of our Common Stock after giving effect to the Reverse Stock Split, if and when effected, will depend on the Reverse Stock Split ratio that is ultimately determined by the Board (or any authorized committee of the Board). The table below shows the Reverse Stock Split ratio and the number of authorized shares of Common Stock for each of the five alternative amendments, identified as Amendments A-E:

Amendment	Reverse Stock Split Ratio	Number of Authorized Shares of Common Stock Following the Reverse Stock Split Amendment
A	1-for-8	100,000,000
B	1-for-10	80,000,000
C	1-for-12	66,666,667
D	1-for-15	53,333,333
E	1-for-20	40,000,000

Upon receiving shareholder approval of the Reverse Stock Split Amendments, the Board (or any authorized committee of the Board) will have the authority, but not the obligation, in its sole discretion, at any time prior to September 30, 2016, to elect without further action on the part of the shareholders, as it determines to be in the best interests of the Company and its shareholders, whether to effect a Reverse Stock Split and, if so, to determine the Reverse Stock Split ratio from among the approved proposed ratios above and to effect the Reverse Stock Split Amendment by filing an amendment to our Third Amended and Restated Certificate of Incorporation in the form of the Certificate of Amendment attached as Annex A to this Proxy Statement. For convenience of our shareholders, each of the five amendments has been set forth in a single Annex, indicating in brackets the Reverse Stock Split ratio and the corresponding total number of authorized shares and number of authorized shares of Common Stock that we would be authorized to issue for each of the alternate Amendments A-E. Only the Reverse Stock Split Amendment providing for the Reverse Stock Split ratio determined by the Board (or any authorized committee of the Board) will be filed with the Secretary of State of the State of Delaware and become effective. The Board (or any authorized committee of the Board) shall abandon all other Reverse Stock Split Amendments.

Upon the effectiveness of the Reverse Stock Split, a corresponding reduction in the number of authorized shares and issued and outstanding shares of our Common Stock will occur as set forth in the table above and as further described below under “Effect of the Reverse Stock Split on Holders of Outstanding

Common Stock” and “Authorized Shares.” The decrease in authorized shares and issued and outstanding shares as a result of the Reverse Stock Split will not affect any shareholder’s proportionate voting power or other rights (other than as a result of the payment of cash in lieu of fractional shares as described under “Fractional Shares”). If the Board (or any authorized committee of the Board) abandons the Reverse Stock Split, there will be no reduction in the number of authorized or issued and outstanding shares of our Common Stock.

The Board believes that shareholder approval of these five selected Reverse Stock Split ratios (as opposed to approval of a single reverse stock split ratio) provides maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of the Company and its shareholders. In determining a ratio following the receipt of shareholder approval, the Board (or any authorized committee of the Board) may consider, among other things, factors such as:

•	the historical trading price and trading volume of our Common Stock;

•	the number of shares of our Common Stock outstanding;

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

•	the continued listing requirements of the New York Stock Exchange (the “NYSE”); and

•	prevailing general market and economic conditions.

The Board reserves the right to elect to abandon any or all of the Reverse Stock Split Amendments, notwithstanding shareholder approval thereof, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its shareholders.

Depending on the ratio for the Reverse Stock Split determined by the Board (or any authorized committee of the Board), 8, 10, 12, 15 or 20 shares of existing Common Stock, as determined by the Board (or any authorized committee of the Board), will be combined into one share of Common Stock. The number of shares of Common Stock issued and outstanding will therefore be reduced, by an amount based upon the determined Reverse Stock Split ratio. If the Reverse Stock Split Amendments are approved by our shareholders and the Board (or any authorized committee of the Board) elects to effect the Reverse Stock Split at any time prior to September 30, 2016, a Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation (each a “Reverse Stock Split Amendment Certificate”) that sets forth the applicable Reverse Stock Split Amendment and provides for the Reverse Stock Split ratio determined by the Board (or any authorized committee of the Board) in its discretion will be filed with the Secretary of State of the State of Delaware with immediate effect (the “Effective Time”). At the Effective Time, all other Reverse Stock Split Amendments will be automatically abandoned.

The Board (or any authorized committee of the Board) will determine the exact timing of the filing of the Reverse Stock Split Amendment based on its evaluation as to when the filing would be the most advantageous to the Company and its shareholders. If a Reverse Stock Split Amendment Certificate has not been filed with the Secretary of State of the State of Delaware prior to September 30, 2016, then the Reverse Stock Split and all of the Reverse Stock Split Amendments will be automatically abandoned.

To avoid the existence of fractional shares of our Common Stock, shareholders of record who would otherwise hold fractional shares as a result of the Reverse Stock Split will be entitled to receive cash (without interest) as described under “Fractional Shares.”

The Board (or any authorized committee of the Board) reserves the right to abandon the Reverse Stock Split without further action by our shareholders at any time before the effectiveness of any Reverse Stock Split Amendment even if the Reverse Stock Split Amendments have been approved by our shareholders. By voting in favor of the approval of the Reverse Stock Split Amendments, you are expressly also authorizing the Board (or any authorized committee of the Board) to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.

Purpose of the Reverse Stock Split Amendments

Our Common Stock is listed on the NYSE. In order for our Common Stock to continue trading on the NYSE, the Company must comply with various listing standards, including that the Company maintain a minimum average closing price of at least $1.00 per share of Common Stock during a consecutive 30 trading-day period. Failure to comply with this listing requirement may lead to delisting from the NYSE, which could have material, adverse effects on our business, financial condition and Common Stock. The Board submits the Reverse Stock Split Amendments to shareholders for approval with the primary intent of increasing the price of our Common Stock to ensure ongoing compliance with this listing requirement.

Many brokerage houses and institutional investors have internal policies and practices that prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our Common Stock a more attractive and cost-effective investment for many investors, which may enhance the liquidity of our Common Stock for our holders.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split Amendments, as applicable, is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, even if a Reverse Stock Split Amendment is effected, it may not result in the intended benefits described above, including compliance with the NYSE listing requirements, the market price of our Common Stock may not increase following the Reverse Stock Split or even if it does, the market price of our Common Stock may decrease in the future. Additionally, the market price per share of our Common Stock after the Reverse Stock Split may not increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Finally, we believe that a Reverse Stock Split and a corresponding reduction in the number of authorized shares of Common Stock will provide the Company and its shareholders with other benefits. Currently, the fees we pay to list our shares on the NYSE are based on the number of shares we have outstanding. Also, the fees we pay for custody and clearing services, the fees we pay to the SEC to register securities for issuance and the costs of our proxy solicitations are frequently based on or related to the number of shares being held, cleared or registered, as applicable. Reducing the number of shares that are outstanding and that will be issued in the future may reduce the amount of fees and tax that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

If approved and effected, the Reverse Stock Split will take effect simultaneously and in the same ratio for all outstanding shares of our Common Stock. The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any shareholder’s percentage ownership interest in us, except to the extent that the Reverse Stock Split would result in any holder of our Common Stock receiving cash in lieu of fractional shares. As described below under “Fractional Shares”, holders of Common Stock otherwise entitled to fractional shares as a result of the Reverse Stock Split will receive a cash payment in lieu of the fractional shares. In addition, the Reverse Stock Split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

The principal effects of the Reverse Stock Split will be that:

•

depending on the ratio for the Reverse Stock Split determined by our Board (or any authorized committee of the Board), each 8, 10, 12, 15 or 20 shares of Common Stock owned by a shareholder will be combined into one share of Common Stock;

•

based upon the Reverse Stock Split ratio determined by our Board (or any authorized committee of the Board), the aggregate number of equity-based awards that remain available to be granted under our equity incentive plans and other benefit plans will be reduced proportionately to reflect such Reverse Stock Split ratio determined;

•

based upon the Reverse Stock Split ratio determined by our Board (or any authorized committee of the Board), proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of our subordinated convertible debentures and outstanding stock options, as well as to the number of shares that would be owned upon vesting of restricted stock awards and restricted stock units, which will result in approximately the same aggregate price that would have been required to be paid upon exercise of such options, as well as the same number of shares that would have been owned upon vesting of such restricted stock awards or units, immediately preceding the Reverse Stock Split;

•

the aggregate number of shares issuable pursuant to outstanding subordinated convertible debentures and outstanding stock options, stock appreciation rights, restricted stock awards, restricted stock units or other equity-based awards made under our equity incentive plans will be reduced proportionately based upon the Reverse Stock Split ratio determined by our Board (or any authorized committee of the Board); and

•

the number of authorized shares of our Common Stock will contemporaneously and correspondingly be reduced based upon the Reverse Stock Split ratio determined by our Board (or any authorized committee of the Board).

After the Effective Time, our Common Stock will have new Committee on Uniform Securities Identification Procedures (“CUSIP”) numbers, which numbers are used to identify our equity securities, and stock certificates with the old CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

Beneficial Holders of Common Stock. Upon the implementation of the Reverse Stock Split, we intend to treat shares held by shareholders in “street name” (i.e., through a bank, broker, custodian or other nominee), in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split and making payment for fractional shares. If a shareholder holds shares of our Common Stock with a bank, broker, custodian or other nominee and has any questions in this regard, shareholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered “Book-Entry” Holders of Common Stock. Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These shareholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a shareholder holds registered shares in book-entry form with the transfer agent, they will be sent a transmittal letter by the transfer agent after the Effective Time and will need to return a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares or any other distributions, if any, that may be declared and payable to holders of record following the Reverse Stock Split.

Holders of Certificated Shares of Common Stock. Shareholders of record at the Effective Time holding shares of our Common Stock in certificated form (the “Old Certificates”) will be sent a transmittal letter by the transfer agent after the Effective Time and, following a determination by the Board (or any authorized committee of the Board) that shall apply to all holders of the Old Certificates, these holders will receive in exchange for their Old Certificates either (i) registered shares in book-entry form or (ii) new certificates (the “New Certificates”), in each case representing the appropriate number of whole shares of our Common Stock following the Reverse Stock Split.

The letter of transmittal will contain the necessary materials and instructions on how a shareholder should surrender his, her or its Old Certificates representing shares of our Common Stock to the transfer agent. No registered shares in book-entry form or New Certificates will be delivered to a shareholder until the shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. Shareholders will then receive either a statement reflecting the shares in book-entry form registered in their accounts or New Certificates representing the number of whole shares of Common Stock for which their shares of our Common Stock were combined as a result of the Reverse Stock Split.

Until surrendered, outstanding Old Certificates will only represent the number of whole shares of our Common Stock following the Reverse Stock Split to which the shares formerly represented by the Old Certificate were combined into as a result of the Reverse Stock Split. Shareholders must exchange their Old Certificates in order to effect transfers or deliveries of shares on the NYSE.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged, based upon the determination by the Board (or any authorized committee of the Board), for registered shares in book-entry form or New Certificates. If an Old Certificate bears a restrictive legend, the registered shares in book-entry form or New Certificate will bear the same restrictive legend. If a shareholder is entitled to a payment in lieu of any fractional share interest, the payment will be made as described below under “Fractional Shares”.

Shareholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split Amendments. Therefore, we will not issue certificates representing fractional shares. Shareholders who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the Board (or any authorized committee of the Board) will be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares. The cash payment is subject to applicable U.S. federal and state income tax and state abandoned property laws. Shareholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is received.

We currently anticipate that we will either: (a) cause our transfer agent to aggregate all fractional share interests following the Reverse Stock Split and sell the fractional shares resulting therefrom into the market, or (b) pay cash for the fractional shares based on the trading price, or an average of trading prices, of the Common Stock. If the fractional share interests are aggregated and sold by the transfer agent, the total amount of cash that will be paid to the shareholders who would otherwise hold fractional shares following the Reverse Stock Split will be an amount equal to the net proceeds (after customary brokerage commissions and other expenses) attributable to such sale. Shareholders who would otherwise hold fractional shares as a result of the Reverse Stock Split will be paid such proceeds on a pro rata basis, depending on the fractional amount of shares that they owned. Alternatively, if we elect to pay cash for the fractional shares, a shareholder will receive a sum based on the trading price or an average of trading prices of our Common Stock prior to the effective time of the Reverse Stock Split. The Board (or an authorized committee of the Board) will make this decision, in its sole discretion, prior to effecting the Reverse Stock Split and will publicly announce its decision in a press release.

After the Reverse Stock Split, a shareholder will have no further interest in the Company with respect to its fractional share interest and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto except the right to receive a cash payment as described above.

Authorized Shares

If and when the Reverse Stock Split is effected, the number of authorized shares of our Common Stock will contemporaneously be reduced in proportion to the Reverse Stock Split ratio.

The actual number of authorized shares of our Common Stock after giving effect to the Reverse Stock Split, if and when effected, will depend on the Reverse Stock Split ratio that is ultimately determined by the Board (or any authorized committee of the Board).

The actual number of authorized shares after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by the Board (or any authorized committee of the Board). The table set forth above on page 6 shows the five possibilities for the number of authorized shares of Common Stock under these various scenarios.

As a result of the reduction in authorized shares of Common Stock that will occur if and when the Reverse Stock Split is effected, the same proportion of authorized but unissued shares of Common Stock to shares of Common Stock authorized and issued (or reserved for issuance) would be maintained as of the Effective Date. If the Reverse Stock Split is abandoned by the Board (or any authorized committee of the Board), it will also abandon the reduction in the number of authorized shares.

Accounting Matters

The proposed amendments to the Third Amended and Restated Certificate of Incorporation will not affect the par value of our Common Stock per share, which will remain at $0.01. As a result, as of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately to the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. This summary does not address all of the U.S. federal income tax consequences that may be relevant to any particular holder of our Common Stock, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, partnerships (or other entities classified as partnerships for U.S. federal income tax purposes) and investors therein, “U.S. holders” (as defined below) whose functional currency is not the U.S. dollar, U.S. expatriates, persons subject to the alternative minimum tax, persons who acquired our Common Stock through the exercise of employee stock options or otherwise as compensation, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for U.S. federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split. This summary does not address the Medicare tax on net investment income or the effects of any state, local or foreign tax laws.

Each holder of our Common Stock should consult its own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders. The discussion in this section is addressed to “U.S. holders.” A “U.S. holder” is a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock. The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the Common Stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered. A U.S. holder who receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of our Common Stock surrendered that is allocated to the fractional share of our Common Stock. The capital gain or loss should be long term capital gain or loss if the U.S. holder’s holding period for our Common Stock surrendered exceeded one year at the Effective Time. The deductibility of net capital losses by individuals and corporations is subject to limitations.

U.S. Information Reporting and Backup Withholding. Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split, unless a U.S. holder is an exempt recipient. In addition, U.S. holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of this cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders. The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder is a beneficial owner of our Common Stock that is neither a U.S. holder nor a partnership (or other entity classified as a partnership for U.S. federal income tax purposes). Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split. In particular, except as described in the next paragraph, gain will not be recognized with respect to cash received in lieu of a fractional share unless (a) the gain is effectively connected with the conduct of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to a non-U.S. holder’s permanent establishment in the United States) or (b) with respect to non-U.S. holders who are individuals, the non-U.S. holder is present in the United States for 183 days or more in the taxable year of the Reverse Stock Split Amendment and certain other conditions are met.

A non-U.S. holder may be subject to U.S. federal income tax and/or withholding tax under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) with respect to the cash received in lieu of a fractional share of our Common Stock if it owned (or is deemed to have owned) more than 5% of our Common Stock at some point during the shorter of the five years preceding the Effective Time and the holder’s holding period in the Common Stock (a “significant holder”). This summary does not address the FIRPTA treatment of significant holders. Significant holders should consult their own tax advisors about how the FIRPTA rules would apply to them.

U.S. Information Reporting and Backup Withholding Tax. In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our Common Stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge or reason to know to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.

No Appraisal Rights

Under Delaware law, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split Amendments.

Interests of Certain Persons in Proposal 1

Certain of our officers and directors have an interest in Proposal 1 as a result of their ownership of shares of our Common Stock. However, we do not believe that our officers or directors have interests in Proposal 1 that are different from or greater than those of any of our other shareholders.

If Proposal 1 is Not Approved

If Proposal 1 is not approved, we may be unable to maintain the listing of our Common Stock on the NYSE, which could adversely affect the liquidity and marketability of our Common Stock.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve and adopt the Reverse Stock Split Amendments.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL AND ADOPTION OF THE REVERSE STOCK SPLIT AMENDMENTS.

PROPOSAL 2: APPROVAL OF ADJOURNMENT OF SPECIAL MEETING

Our shareholders are being asked to consider and vote upon an adjournment by shareholders of the Special Meeting from time to time, if necessary or advisable (as determined by the Company), to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve and adopt the proposed amendments to our Third Amended and Restated Certificate of Incorporation to effectuate the Reverse Stock Split Amendment as described in Proposal 1.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock present in person or represented by proxy, whether or not a quorum is present, is required to approve the adjournment of the Special Meeting by the shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING.

OTHER MATTERS

Our By-Laws provide that only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to a notice of meeting. Accordingly, no business other than Proposals 1 and 2 shall be conducted at the Special Meeting.

SOLICITATION OF PROXIES

The entire expense of preparing and mailing this Proxy Statement and any other soliciting material (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, and solicitors, public relations, transportation, and litigation) will be borne by us. In addition to the use of the mails, we or certain of our employees may solicit proxies by telephone, telegram, and personal solicitation; however, no additional compensation will be paid to those employees in connection with such solicitation. In addition, we have engaged D. F. King & Co., Inc. (“King”), in a non-solicitation stand-by advisory role. In the event we deem it necessary to actively pursue proxy solicitation, we may retain King to assist in the distribution of proxy solicitation materials for a services fee and the reimbursement of customary expenses, which are not expected to exceed $10,500 in the aggregate. We have also retained Broadridge Financial Solutions, Inc. (“Broadridge”) to provide or coordinate specified telephone and Internet voting, mailing, handling, inspector of election, tabulation, and document hosting services. The estimated fees and expenses payable to Broadridge by us for these services are approximately $120,000, plus per item charges for each registered or beneficial shareholder vote, per document charges for the hosting services, and reimbursement of Broadridge’s mailing costs and expenses. The entire cost of the proxy solicitation will be borne by us.

Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward solicitation material to the beneficial owners of our Common Stock that such institutions hold of record, and we will reimburse such institutions for their reasonable out-of-pocket disbursements and expenses.

HOUSEHOLDING OF PROXIES

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for this Proxy Statement with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

Once you have received notice from your broker or us that your broker or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding, please notify your broker if your shares are held in a brokerage account or notify us at the address or telephone number below if you hold registered shares. If, at any time, you and another shareholder sharing the same address wish to participate in householding, please notify your broker if your shares are held in a brokerage account or notify us if you hold registered shares.

At any time, you may request a separate copy of this Proxy Statement by sending a written request to our Corporate Secretary at Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101 or by calling (314) 342-3400.

SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

If a shareholder wishes to submit a proposal for inclusion in the Notice of Annual Meeting and related Proxy Statement for our 2016 Annual Meeting of Shareholders, we must receive the proposal on or before November 25, 2015, which is 120 calendar days prior to the anniversary of the mailing date for our 2015 Annual Meeting of Shareholders. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies. Any proposals should be submitted, in writing, to our Corporate Secretary, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101.

If a shareholder wishes to present a proposal at our 2016 Annual Meeting of Shareholders and the proposal is not intended to be included in the Company’s Proxy Statement and form of proxy relating to that meeting, the shareholder must give advance notice to us prior to one of two deadlines set forth in our By-Laws.

Under our By-Laws, if a shareholder wishes to nominate a director or bring other business before the shareholders at our 2016 Annual Meeting of Shareholders without having its proposal included in our next Proxy Statement and form of proxy relating to that meeting:

•

the shareholder must notify our Corporate Secretary in writing at our principal executive offices between January 5, 2016 and February 4, 2016; however, if we advance the date of the meeting by more than 20 days or delay the date by more than 70 days, from May 4, 2016, then such notice must be received no earlier than 120 days before the date of our 2016 Annual Meeting of Shareholders and not later than the close of business on the later of the 90th day before such date or the 10th day after public disclosure of the meeting is made; and

•

the shareholder’s notice must contain the specific information required by our By-laws regarding the proposal or nominee, including, but not limited to, name, address, shares held, a description of the proposal or information regarding the nominee and other specified matters.

A shareholder can obtain a copy of our By-laws, without charge, by writing to our Corporate Secretary at the address shown above or by accessing our website (www.peabodyenergy.com) and clicking on “Investors,” and then “Corporate Governance.” Information on our website is not considered part of this Proxy Statement. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of SEC rules relating to the exercise of discretionary voting authority.

WE WILL PROVIDE TO ANY SHAREHOLDER, WITHOUT CHARGE AND UPON WRITTEN REQUEST, A COPY (WITHOUT EXHIBITS UNLESS OTHERWISE REQUESTED) OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2014 AS FILED WITH THE SEC. ANY SUCH REQUEST SHOULD BE DIRECTED TO INVESTOR RELATIONS, PEABODY ENERGY CORPORATION, PEABODY PLAZA, 701 MARKET STREET, ST. LOUIS, MISSOURI 63101.

By Order of the Board of Directors

Glenn L. Kellow

President and Chief Executive Officer

Dated: August [●], 2015

Annex A

The following sets forth the text of five proposed amendments (the “Reverse Stock Split Amendments”) to the Company’s Third Amended and Restated Certificate of Incorporation, identified as Amendments A-E. The text of each alternate amendment differs solely with respect to the bracketed values set forth below. The share values for each of the five Reverse Stock Split Amendments shall be inserted based upon the Reverse Stock Split ratio determined by the Board of Directors (or any authorized committee of the Board). Only the applicable Reverse Stock Split Amendment providing for the Reverse Stock Split ratio selected by the Board of Directors (or any authorized committee of the Board) will be filed with the Secretary of State of the State of Delaware and become effective. Upon such an event, the Board of Directors (or any authorized committee of the Board) shall abandon all other Reverse Stock Split Amendments.

FORM OF CERTIFICATE OF AMENDMENT OF

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PEABODY ENERGY CORPORATION

Peabody Energy Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The name of the Corporation is Peabody Energy Corporation.

SECOND: The Third Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by changing Section (1) of the Article numbered “Fourth” so that, as amended, said Section of said Article shall be and read as follows:

“FOURTH: (1) The total number of shares of all classes of stock that the Corporation shall have the authority to issue is [Amendment A: 150,000,000; Amendment B: 130,000,000; Amendment C: 116,666,667; Amendment D: 103,333,333; Amendment E: 90,000,000] shares, consisting of [Amendment A: 100,000,000; Amendment B: 80,000,000; Amendment C: 66,666,667; Amendment D: 53,333,333; Amendment E: 40,000,000] shares of Common Stock, par value $0.01 per share (the “Common Stock”), 10,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”) and 40,000,000 shares of Series Common Stock, par value $0.01 per share (“Series Common Stock”). The number of authorized shares of any of the Preferred Stock, the Common Stock or the Series Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision thereto), and no vote of the holders of any of the Preferred Stock, the Common Stock or the Series Common Stock voting separately as a class shall be required therefor.

Upon the effectiveness of the filing (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of this Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation of the Corporation, each [Amendment A: 8; Amendment B: 10; Amendment C: 12; Amendment D: 15; Amendment E: 20] shares of the Corporation’s Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and non-assessable share of the Corporation’s Common Stock, par value $0.01 per share, automatically and without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. Until surrendered, each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall only represent the number of whole shares of Common Stock into which the shares of Common Stock formerly represented by such Old Certificate were combined into as a result of the Reverse Stock Split.”

A-1

THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this [●] day of [●], [●].

PEABODY ENERGY CORPORATION

By:
Name:
Title:

A-2

PEABODY ENERGY CORPORATION 701 MARKET STREET ST. LOUIS, MO 63101-1826 ATTN: BRYAN L. SUTTER

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 15, 2015 (September 13, 2015 for Peabody 401(k) participants). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs the company incurs in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 15, 2015 (September 13 for Peabody 401(k) participants). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M71983-P45791             KEEP THIS PORTION FOR YOUR  RECORDS

 — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposals:				For	Against	Abstain
1.	Approval of adoption of an Amendment to our Third Amended and Restated Certificate of Incorporation			☐	☐	☐
(as described in Peabody’s proxy statement for the Special Meeting).
2.

Approval of an adjournment of the Special Meeting, from time to time, if necessary or advisable (as determined by Peabody), to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

				☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.			☐
Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION CARD

If you plan to attend the Special Meeting of Shareholders of Peabody Energy Corporation, please detach this Admission Card and bring it with you to the meeting, together with your valid government-issued photo identification such as a driver’s license or passport. This card will provide evidence of your ownership and enable you to attend the meeting. Attendance will be limited to those persons who owned Peabody Energy Corporation Common Stock as of August 10, 2015, the record date for the Special Meeting. When you arrive at the Special Meeting site, please submit this card and your valid government-issued photo identification to one of the attendants at the registration desk.

If you do not bring this Admission Card and your shares are registered in your own name, you will need to present valid government-issued photo identification at the registration desk. If your shares are registered in the name of your bank or broker, you will be required to submit other satisfactory evidence of ownership (such as a recent account statement or a confirmation of beneficial ownership from your broker) and your valid government-issued photo identification before being admitted to the meeting.

PEABODY ENERGY CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

Wednesday, September 16, 2015, 1:00 P.M.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement are available at www.proxyvote.com.

M71984-P45791

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PROXY

PEABODY ENERGY CORPORATION

Special Meeting of Shareholders to be held on September 16, 2015

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby constitutes and appoints Amy B. Schwetz and Bryan L. Sutter, and each of them, with power of substitution to each, proxies to represent the undersigned and to vote, as designated on this form, all shares of Common Stock which the undersigned would be entitled to vote at the Special Meeting of Shareholders of Peabody Energy Corporation (Peabody) to be held on September 16, 2015 at Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY, 10017 at 1:00 P.M., Eastern Time, and at any adjournments or postponements thereof.

If the undersigned is a participant in the Peabody Investments Corp. Employee Retirement Account or other 401(k) plans sponsored by Peabody or its subsidiaries, this proxy card/voting instruction form also provides voting instructions to the trustee of such plans to vote at the Special Meeting, and any adjournments or postponements thereof, as specified on the reverse side hereof. If the undersigned is a participant in one of these plans and fails to provide voting instructions, the trustee will vote the undersigned’s plan account shares (and any shares not allocated to individual participant accounts) in proportion to the votes cast by other participants in that plan. If you participate in the Peabody Energy Stock Fund under the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans) the telephone and Internet voting turns off at 11:59 p.m., Eastern Time, on September 13, 2015.

The shares represented by this proxy card/voting instruction form will be voted in the manner indicated by the shareholder. In the absence of such indication, such shares will be voted FOR the approval of the adoption of an amendment to our Third Amended and Restated Certificate of Incorporation (Item 1), and FOR the approval of an adjournment of the Special Meeting (Item 2). The shares represented by this proxy will be voted in the discretion of said proxies (or their substitutes) with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side